Exhibit 10.10

THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment To Lease Agreement (this "Third Amendment") by and between 640 Ellicott Street, LLC, a New York limited liability company having an address at 640 Ellicott Street, Suite 401, Buffalo New York 14203 (the "Landlord") and ACV Auctions Inc., a Delaware corporation with offices at 640 Ellicott Street, Buffalo, New York 14203 (the "Tenant") is effective the 2nd day of January, 2024 (the "Effective Date").

WHEREAS, Landlord and Tenant are parties to a certain lease agreement dated as of November 30, 2017, as amended (the "Lease"); and

WHEREAS, Tenant desires to exercise its option to extend the Term of the Lease for an additional five (5) years pursuant to the provisions of Section 2.3, and

WHEREAS, pursuant to the terms of the Lease, First Amendment to Lease Agreement and Second Amendment to Lease Agreement, Tenant currently leases thirty-seven thousand four hundred and eight (37,408) rentable square feet (the "Premises") of the building located at 640 Ellicott Street, Buffalo, New York (the "Building"); and

WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant an additional five thousand seven hundred (5,700) rentable square feet of office space located on the fourth floors of the Building, which space is identified as areas "A" and "B" on Exhibit A(3) attached hereto (the "Third Expansion Space"); and

WHEREAS, Tenant desires an option to lease additional space in the Building designated as areas "C" through "F" on Exhibit A(3) (the "Fourth Expansion Space"), totaling an additional eighteen thousand one hundred (18,100) rentable square feet of office space, and Landlord desires to grant such option; and

WHEREAS, Landlord and Tenant desire to modify the terms of the Lease to reflect the foregoing and other items not addressed in the Lease.

NOW, THEREFORE, in consideration of mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be bound hereby, the parties hereto agree as follows:

1.
All capitalized terms not defined herein shall have the meaning set forth in the Lease. For purposes of the Lease and except for the specific terms herein applicable solely to the Third Expansion Space, the term "Premises" shall include the Third Expansion Space.
2.
Tenant hereby exercises its Renewal Term option pursuant to Section 2.3 to extend the Term of the Lease for an additional sixty (60) months, until July 31, 2028.
3.
Exhibit A(3) is hereby added to the Lease in the same form as Exhibit A(3) attached hereto.

4.
Base Rent per rentable square foot for the Third Expansion Space shall be the same rate per rentable square foot charged for the Premises. The Commencement Dates and corresponding dates for commencement of the payment of Base Rent for the Third Expansion Space are set forth on the schedule below, with successive installments to be paid on or before the first day of each month thereafter in accordance with the terms of Section 3.1 of the Lease.

5.
The second sentence of Section 2.1, Grant of Lease, is hereby deleted in its entirety and replaced with the following:

"A copy of the Building's floor plan is attached hereto as Exhibit A, Exhibit A(l), Exhibit A(2), and Exhibit A(3)."

6.
The second sentence of Section 3.2, Payment of Operating Expenses, is hereby deleted in its entirety and replaced with the following:

"Tenant's pro rata share shall be calculated as the percentage of the Building's RSF occupied by Tenant pursuant to this Lease, which is specified below out of the total 110,590 RSF in the Building."

7.
Landlord hereby grants Tenant the exclusive right and option to lease the Fourth Expansion Space (the "Option"). The Option shall permit Tenant to lease any of, or all of, the Fourth Expansion Space specified below, on the terms and conditions set forth in the Lease, as amended.

Tenant shall provide notice to Landlord no later than March 31, 2024 should Tenant elect in its sole discretion to exercise the Option. Upon delivery of such notice, Tenant and Landlord shall diligently and in good faith work toward amending the Lease to reflect the additional space, the corresponding increases in Base Rent and Operating Expenses, and the delivery schedule for the additional space. This Option shall not be construed as amending any of Tenant's other rights under the Lease, including, without limitation,

Tenant's Right of First Refusal set forth in Section 3.8 of the Lease. The Option shall expire on March 31, 2024.

8.
If at any time during the term of the Lease Landlord receives a written offer to purchase the Building on terms and conditions acceptable to Landlord (a "Written Offer"), Landlord shall immediately notify Tenant thereof in writing. Such notice shall provide the material business terms of the Written Offer, including the proposed purchase price and closing date. Tenant shall have a period of thirty days after such notice to provide Landlord a competing written offer to purchase the Building (a "Tenant Written Offer"). If Landlord accepts the Tenant Written Offer then Landlord and Tenant shall use good faith efforts to diligently negotiate the applicable purchase and sale documents and close the transaction; provided, however, if such sale has not been consummated within one hundred eighty (180) days after Landlord's acceptance of the Tenant Written Offer then Tenant's rights under this Section 8 shall be terminated. If Landlord accepts the Written Offer after reviewing Tenant's Written Offer, then Landlord may sell the Building pursuant to the terms and conditions of the Written Offer.

9.
In the event of a conflict between any provisions of this Third Amendment and the Lease, the terms and conditions of this Third Amendment shall govern and control.

10.
This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the day and year first above written.

LANDLORD: 640 ELLICOTT STREET, LLC

Buffalo Niagara Medical Campus, Inc.,

Member, by

Matthew K. Enstice, Executive Director

TENANT: ACV AUCTIONS INC.